SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

                 Filed by the                                  [X]
                 Registrant

                 Filed by a                                    [ ]
                 Party other than the
                 Registrant

Check the appropriate box:

[  ]  Preliminary Proxy Statement

[  ]  Confidential, for Use of the
      Commission Only (as
      permitted by Rule 14a-6(e)(2))

[  ]  Definitive Proxy Statement

[X]   Definitive Additional Materials

[  ]  Soliciting Material under
      Rule 14a-12

  (Name of Registrant as
  Specified In Its Charter)

                             (Name of Person(s) Filing
                             Proxy Statement, if other
                             than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[  ]  Fee computed on table below
      per Exchange Act Rules
      14a-6(i)(1) and 0-11.

    (1)  Title of each class of
         securities to which
         transaction applies:

    (2)  Aggregate number of
         securities to which
         transaction applies:

    (3)  Per unit price or other
         underlying value of
         transaction
         computed pursuant to Exchange
         Act Rule 0-11:

    (4)  Proposed maximum aggregate
         value of transaction:

    (5)  Total Fee Paid:

[  ]  Fee paid previously with
      preliminary materials.

[  ]  Check box if any part of the
      fee is offset as provided by
      Exchange Act Rule 0-11(a)(2)
      and identify the filing for
      which the offsetting fee was
      paid previously.  Identify the
      previous filing by
      registration statement
      number, or the Form or
      Schedule and the date of
      its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or
       Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:


[logo]
2nd Request - Urgent Proxy Information
Please cast your ballot now!

Dear Shareholder:

Several weeks ago, we mailed you proxy information so that you could vote on important proposals which affect your fund(s). This information described each proposal and asked for your vote on these important issues.

YOUR VOTE IS VERY IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS
MAY BE.

I'm writing to let you know that your participation is extremely
important.   The Special Meeting of Shareholders scheduled for
September 13, 2000 cannot be held until we receive a majority of the votes. THIS INCLUDES THE VOTES OF INVESTORS WITH HOLDINGS IN 401 (K), 403 (B) OR OTHER EMPLOYER-SPONSORED RETIREMENT SAVINGS PLANS OR
INDIVIDUAL ACCOUNTS.   If you have more than one account in the
fund(s), you will receive a separate card for each account. Please vote each card you receive.

VOTING IS QUICK AND EASY.  EVERYTHING YOU NEED IS ENCLOSED.

TO VOTE BY MAIL

Please mail your SIGNED proxy card(s) in the postage-paid envelope right away.

TO VOTE BY TOUCH TONE TELEPHONE, TOLL-FREE

Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions.

If you have already voted, thank you for your response. If you have any further questions, please call Fidelity at 1-800-544-3198. We appreciate your immediate attention. Thank you.

Sincerely,

/s/Edward C. Johnson 3d
Edward C. Johnson 3d
Chairman and Chief Executive Officer

                                                      MMT- PXL2-0800

                         URGENT

PROXY VOTING REMINDER FOR:
      All Retirement & Savings Plan Participants
      (401 (K), 403 (B), 457 & OTHER PLANS)

With holdings in either of these funds:
      FIDELITY RETIREMENT MONEY MARKET PORTFOLIO
      FIDELITY RETIREMENT GOVERNMENT MONEY MARKET PORTFOLIO

         YOUR PROXY VOTE IS EXTREMELY IMPORTANT!
                    VOTING IS QUICK & EASY!
            PLEASE VOTE BY MAIL OR PHONE TODAY!